Exhibit 10.20

2012 UNIT INVESTOR RIGHTS AGREEMENT

BY AND AMONG

ACTINIUM PHARMACEUTICALS, INC.

AND

THE INVESTORS PARTY HERETO

October __, 2012

2012 UNIT INVESTOR RIGHTS AGREEMENT

THIS 2012 UNIT INVESTOR RIGHTS AGREEMENT (the “Agreement”) is entered into as of October__, 2012, by and among Actinium Pharmaceuticals, Inc., a Delaware corporation (the “Company”), the persons identified on Exhibit A hereto (the “Investors”), and the Placement Agent (defined below).

BACKGROUND

WHEREAS, the Investors are purchasing or otherwise acquiring Units (as defined herein) pursuant to the form of Unit Purchase Agreement (the “Purchase Agreement”) attached as an exhibit to the Private Placement Memorandum (as defined herein);

WHEREAS, as a condition of entering into the Purchase Agreement, the Investors and the Placement Agent have requested that the Company agree to enter into this Agreement.

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement and in the Purchase Agreement, the parties, intending to be legally bound, mutually agree as follows:

Section 1GENERAL

1.1 Definitions.  As used in this Agreement the following terms shall have the following respective meanings:

 “Affiliate” means, with respect to any Person, any other Person who is an “affiliate” of such Person within the meaning of Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

“Common Stock” means the shares of the Common Stock, $0.01 par value per share, of the Company.

“Counterpart” means a counterpart signature page to this Agreement in substantially the same form as Exhibit B attached to this Agreement.

“Designated Holder” shall have the meaning set forth in the Registration Rights Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any rules or regulations promulgated thereunder, all as the same is in effect from time to time.

“Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor form under the Securities Act that permits significant incorporation by reference of the Company’s subsequent public filings under the Exchange Act

“Holder” means any Investor or the Placement Agent owning of record any Registrable Securities and any assignee of record of such Registrable Securities.

“Indemnifiable Losses” means shall mean all losses, liabilities, obligations, claims, demands, damages, penalties, settlements, causes of action, costs and expenses, including, without limitation, the actual reasonable costs paid in connection with an Indemnitee’s investigation and evaluation of any claim or right asserted against such Indemnitee Party and all reasonable attorneys’, experts’ and accountants’ fees, expenses and disbursements and court costs including, without limitation, those incurred in connection with the Indemnitee’s enforcement of this Agreement and the indemnification provisions of Section 7 of this Agreement

 “Registrable Securities then outstanding” means and shall be determined by the number of shares of Common Stock of the Company outstanding which are Registrable Securities plus the number of shares of Common Stock (or common stock of Pubco) issuable pursuant to outstanding securities that are then exercisable for or convertible into securities which are Registrable Securities.

“Rule 144” means Rule 144 under the Securities Act.

“Offering” means the offering of Units pursuant to the Private Placement Memorandum (defined below).

“Order of Cutbacks” has the meaning set forth in Section 2.2(b).

“Placement Agent” means Laidlaw & Company (UK) Ltd.

“Person” means any natural person, corporation, general partnership, limited partnership, limited liability partnership, limited liability company, proprietorship, joint venture, trust, association, union, entity or other form of business organization or any governmental or regulatory authority whatsoever.

“Private Placement Memorandum” means that certain Confidential Private Placement Memorandum dated October 1, 2012 describing the offering of Units.

“Pubco” has the meaning set forth in Section 2.1 hereof.

“Register,” “registered,” and “registration” each refers to a resale registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registrable Securities” means the following shares of the Company’s Common Stock (referred to herein collectively as the “Stock”):  (i) all shares of Common Stock issued as part of the Units, or all shares of common stock of Pubco issued pursuant to the Reverse Merger in exchange for the Common Stock issued as part of the Units, (ii) all shares of Common Stock issuable upon exercise of the Investor Warrants (as defined in the Private Placement Memorandum), or all shares of common stock of Pubco issuable upon exercise of the warrants issued pursuant to the Reverse Merger in exchange for such Investor Warrants, and (iii) all shares of Common Stock issuable upon exercise of the Laidlaw Warrant, or all shares of common stock of Pubco issuable upon exercise of the warrant issued by Pubco to the Placement Agent pursuant to the Reverse Merger in exchange for the Laidlaw Warrant, excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which an Investor’s rights under this Agreement are not assigned; provided, however, that Registrable Securities shall not include any securities (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(l) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale, or (C) if the Investor thereof is no longer entitled to exercise any right provided in this Agreement.

“Registration Rights Agreement” means the Registration Rights Agreement, dated June 30, 2000 and amended by Amendment No. 1 dated September 29, 2011, between the Company and certain of its stockholders (other than the Holders).

“Registration Rights Security” shall have the meaning set forth Section 2.1(c).

“Reverse Merger” has the meaning set forth in Section 2.1(a).

"Rule 415" means Rule 415 under the Securities Act.

“SEC” or “Commission” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any rules or regulations promulgated thereunder, all as the same is in effect from time to time.

 “Subsidiaries” means any Person of which a Company, directly or indirectly, through one or more intermediaries owns or controls at the time at least fifty percent (50%) of the outstanding voting equity or similar interests or the right to receive at least fifty percent (50%) of the profits or earnings or aggregate equity value.

“Transaction Documents” has the meaning ascribed to it in the Purchase Agreement.

“Units” means the units of the Company’s securities as described in the Private Placement Memorandum.

Section 2REGISTRATION OF REGISTRABLE SECURITIES

2.1. Company Obligation of Reverse Merger and Registration.

(a)  Within thirty (30) business days following the date of the closing of the sale of the first $5,000,000 in Units (the “Minimum Offering Amount”) under the Offering (the “Minimum Offering Closing Date”), the Company agrees to effect a reverse merger transaction (whether by statutory merger or share exchange) between the Company and a shell company that is current in its reports filed with the SEC under the Exchange Act and whose securities are quoted in the over-the-counter market in the United States (“Pubco”), whereby the Company will become a wholly-owned subsidiary of Pubco and holders of the Company’s  equity or equity-linked securities will receive securities of Pubco in exchange for their securities of the Company (the “Reverse Merger”).  Immediately prior to the Reverse Merger, Pubco will have no or nominal assets or operations, no material actual liabilities or contingent liabilities, and will be eligible to have its securities traded electronically through the Depository Trust Company (DTC).  The Reverse Merger shall be subject to such other terms and conditions as are reasonably satisfactory to the Placement Agent and the Company.

(b)  In the event that the Company does not fulfill its obligation to consummate the Reverse Merger within thirty (30) business days following the Minimum Offering Closing Date (the “Reverse Merger Deadline”), or otherwise cause its securities (or the securities of a successor of the Company) to become publicly traded within thirty (30) business days following the Reverse Merger Deadline, then upon written demand of the Placement Agent, the Company shall (i) effect the return of any funds then held in the escrow account for the Offering to the investors who deposited such funds in escrow, and (ii) issue to the Placement Agent and any investors whose subscriptions in the Offering have previously closed, on a pro rata basis, warrants to purchase a number of shares of Common Stock equal to five percent (5%) of the outstanding Common Stock of the Company on a fully diluted basis, exercisable for a period of five (5) years from their date of issuance at a price of $0.55 per share and otherwise identical terms as the B Warrants (as defined in the Private Placement Memorandum).  Such warrant issuance by the Company shall be in full satisfaction of its obligations to the Placement Agent and such prior investors in the Offering with respect to the delinquency of the Reverse Merger.  So long as the  Placement Agent has not made such written demand, then the Placement Agent and the Company may continue to solicit and close subscriptions under the Offering notwithstanding the delinquency of the Reverse Merger, provided that the Placement Agent shall retain the right to make such written demand at any time prior to the termination of the Offering and upon such demand such warrant issuance shall be allocated pro rata among all investors who invest in the Offering prior to the consummation of the Reverse Merger.

(c)  The Company shall cause Pubco to file with the SEC within forty-five (45) days of the date of the final closing of the Offering (the “Filing Deadline”), a registration statement registering for resale all Registrable Securities and any securities defined as “Registrable Securities” under the Registration Rights Agreement (the “Registration Rights Securities”) requested to be registered by a Designated Holder (the “Registration Statement”).  The holders of any Registrable Securities removed from the Registration Statement as a result of a Rule 415 or other comment from the SEC shall have “piggyback” registration rights for such Registrable Securities with respect to any registration statement filed by Pubco following the effectiveness of the Registration Statement which would permit the inclusion of such Registrable Securities that were removed from the Registration Statement, provided that any such removal shall be applied in the Order of Cutbacks.  In no event shall any Registration Rights Securities be removed from the Registration Statement unless all Registrable Securities hereunder have also been removed.  The Company shall cause Pubco to use its reasonable best efforts to have the Registration Statement declared effective within thirty (30) days of being notified by the SEC that the Registration Statement will not be reviewed by the SEC (and in such case of no SEC review, not later than sixty (60) days after the Filing Deadline) or within 180 days after the Filing Deadline in the event the SEC provides written comments to the Registration Statement (the “Effectiveness Deadline”).

(d)  If the Registration Statement is not filed on or before the Filing Deadline or not declared effective on or before the Effectiveness Deadline, Pubco or, if the Reverse Merger has not then been consummated, the Company, shall pay to each Holder an amount in cash equal to one-percent (1.0%) of such Holder’s investment amount in the Offering on every thirty (30) day anniversary of such Filing Deadline or Effectiveness Deadline failure until such failure is cured.  The payment amount shall be prorated for partial thirty (30) day periods. The maximum aggregate amount of payments to be made by Pubco or the Company as the result of such failures, whether by reason of a Filing Deadline failure, Effectiveness Deadline failure or any combination thereof, shall be an amount equal to six percent (6%) of each Holder’s investment amount.  Notwithstanding the foregoing, no payments shall be owed with respect to any period during which all of the Holder’s Registrable Securities may be sold by such Holder under Rule 144.  Moreover, no such payments shall be due and payable with respect to any Registrable Securities if Pubco is unable to register due to limits imposed by the SEC’s interpretation of Rule 415, provided that any such limitation is applied in the Order of Cutbacks.

(e)  The Company shall maintain, or shall cause Pubco to maintain, the Registration Statement effective for one (1) year from the date it is declared effective by the SEC or until Rule 144 of the Securities Act is available to Holders with respect to all of their Registrable Securities, whichever is earlier (the “Effectiveness Period”).

2.2.  Piggyback Registration Rights.

 (a)  If the Registration Statement is not filed on or before the Filing Deadline or not declared effective on or before the Effectiveness Deadline, then if at any time or from time to time the Company or Pubco shall determine to register any of its equity securities for its own account in a direct public offering or an underwritten public offering, or for the account of selling security holders in a resale registration (a “Resale Registration”), the Company will, or shall cause Pubco to:

(i)           prior to the filing of such registration give to the Holders written notice thereof; and
(ii)           include in such registration (and any related qualification under blue sky laws or other compliance), and underwriting, if any, all the Registrable Securities (subject to Rule 415 related cutbacks applied in the Order of Cutbacks ) specified in a written request or requests made within thirty (30) days after receipt of such written notice from the Company by any Holder.

(b)  The right of any Holder to registration in an underwritten offering pursuant to this Section 2.2 shall be conditioned upon such Holder’s participation in any underwritten offering and the inclusion of Registrable Securities in any underwriting to the extent provided herein.  If any Holder requests pursuant to Section 2.2(a)(ii) above to distribute its securities through an underwritten offering, such Holder shall (together with the Company and any other stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.  Notwithstanding any other provision of this Section 2, in the case of an underwritten offering, if the Company or Pubco or the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten or registered, the managing underwriter may limit the Registrable Securities to be included in such registration.  The Company shall so advise the Holders and the other stockholders distributing their securities through such offering pursuant to piggyback registration rights, and the number of shares of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated among the holders (i) of Common Stock equivalents of Series E Preferred Shares (or shares of common stock of Pubco issued upon the Reverse Merger to the former holders of Series E Preferred Shares following the automatic conversion thereof immediately prior to the Reverse Merger),  and (ii) only after all Common Stock equivalents of Series E Preferred Shares (or all shares of common stock of Pubco issued upon the Reverse Merger to the former holders of Series E Preferred Shares following the automatic conversion thereof immediately prior to the Reverse Merger)  have been registered, on a pro rata basis among the Holders and holders of Common Stock equivalents of Series D Preferred Shares, Series C Preferred Shares, Series B Preferred Shares and Series A Preferred Shares (or holders  of shares of common stock of Pubco issued to the former holders of such preferred shares following the automatic conversion thereof immediately prior to the Reverse Merger) and the Designated Holders of Registration Rights Securities (or all shares of common stock of Pubco issued upon the Reverse Merger to the former Designated Holders in exchange for Registration Rights Securities, and, finally, if any allocation remains available for registration after the foregoing, (iii) on a pro rata basis among any other participating securities holders.  In the event the Company or the managing underwriter does determine that marketing factors require a limitation of the number of shares to be underwritten (the “Cutback”), such Cutback shall be applied first to reduce, pro rata, holders of Common Stock and common stock equivalents other than preferred stock and Registration Rights Securities (or holders of common stock and common stock equivalents of Pubco who received such common stock and common stock equivalents in exchange for Common Stock and Common Stock equivalents other than preferred stock and Registration Rights Securities pursuant to the Reverse Merger) excluding the Holders, next, pro rata, to reduce the Holders, the Designated Holders  and any other holders of Common Stock equivalents of Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, and Series D Preferred Shares  (or holders  of shares of common stock of Pubco issued to the former holders of such preferred shares following the automatic conversion thereof immediately prior to the Reverse Merger) , all before it shall be applied pro rata to reduce holders of common stock equivalents of Series E Preferred Shares (or holders  of shares of common stock of Pubco issued to the former holders of such Series E Preferred Shares following the automatic conversion thereof immediately prior to the Reverse Merger) (the foregoing order of cutbacks being referred to herein as the “Order of Cutbacks”).  [Note to 2012 Unit Investors:  The order of cutbacks is subject to modification to improve registration priority of 2012 Unit Investors with respect to cutbacks if the company is able to procure necessary amendments to existing Registration Rights Agreements prior to initial closing under Purchase Agreement]  To facilitate the allocation of shares in accordance with the above provisions, the Company, Pubco or the underwriters may round the number of shares allocated to each Holder or other securities holder to the nearest 100 shares.  If any Holder or other securities holder disapproves of the terms of any such underwriting, he or she may elect to withdraw therefrom by written notice to the Company or Pubco and the managing underwriter.  Any securities excluded or withdrawn from such underwritten offering shall be withdrawn from such registration, and shall not be transferred in a public distribution without the prior written consent of the managing underwriter prior to one-hundred eighty (180) days after the effective date of the registration statement relating thereto.

 (c)  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2 prior to the effectiveness of such registration, whether or not any Holder has elected to include securities in such registration.

Section 3.  UNDERWRITTEN PUBLIC OFFERING.

The Company shall not cause, and shall ensure that Pubco does not cause, the registration under the Securities Act of any other shares of its common stock to become effective (other than registration of an employee stock plan, or registration in connection with any Securities Act Rule 145 or similar transaction) during the Effectiveness Period of a registration requested hereunder for an underwritten public offering if, in the judgment of the underwriter or underwriters, marketing factors would materially adversely affect the price of the Registrable Securities subject to such underwritten registration.

Section 4.  OBLIGATIONS OF COMPANY

In addition to the obligations of the Company set forth in Section 2.1, and in no way in limitation of such obligations, whenever the Company or Pubco is required by the provisions of this Agreement to effect the registration of the Registrable Securities, the Company shall, or shall cause Pubco to:  (i) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to make and to keep such registration statement effective during the Effectiveness Period, (ii) comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities proposed to be registered in such registration statement for the Effectiveness Period; (iii) furnish to any Holder such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus), in conformity with the requirements of the Securities Act, as such Holder may reasonably request in order to effect the offering and sale of the Registrable Securities to be offered and sold; (iv) use its best efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or blue sky laws of such states as the Holders shall reasonably request, maintain any such registration or qualification current for the Effectiveness Period, and take any and all other actions either necessary or reasonably advisable to enable Holders to consummate the public sale or other disposition of the Registrable Securities in jurisdictions where such Holders desire to effect such sales or other disposition; (v) take all such other actions either necessary or reasonably desirable to permit the Registrable Securities held by a Holder to be registered and disposed of in accordance with the method of disposition described herein; (vi) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering; (vii) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue for the Effectiveness Period; (viii) cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company or Pubco are then listed; (ix) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and (x) use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to Section 3, if such securities are being sold through underwriters, or if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (A) an opinion, dated such date as such registration statement becomes effective, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters and to the Holders requesting registration of Registrable Securities and (B) a letter dated such date as such registration statement becomes effective, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to the Holders of a majority of the Registrable Securities being registered, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.  Notwithstanding the foregoing, the Company shall not be required to register or to qualify an offering of the Registrable Securities under the laws of a state if as a condition to so doing the Company is required to qualify to do business or to file a general consent to service of process in any such state or jurisdiction, unless the Company is already subject to service in such jurisdiction.

SECTION 5 EXPENSES OF REGISTRATION AND RESTRICTIVE LEGEND REMOVAL

(a)           The Company or Pubco shall pay all of the fees and expenses (exclusive of underwriting discounts and commission and stock transfer taxes) incurred by the Company or Pubco in complying with Sections 2, 3 and 4 hereof in connection with any registration statement that is initiated pursuant to this Agreement, including, without limitation, all SEC and blue sky registration and filing fees, printing expenses, transfer agent and registrar fees, the fees and disbursements of the Company’s outside counsel, the reasonable fees and disbursements of one special counsel to the Holders (not to exceed $20,000), and the expense of any special audits (not to exceed $20,000) incident to or required by any such registration (the “Registration Expenses”).  If a registration proceeding is begun upon the request of Holders pursuant to Sections 3 or 4 but such request is subsequently withdrawn, then the Holders of Registrable Securities to have been registered may either:  (i) bear all Registration Expenses of such proceeding, pro rata on the basis of the number of shares to have been registered, in which case the Company shall be deemed not to have effected a registration pursuant to Sections 3 or 4, as applicable, of this Agreement; or (ii) require the Company to bear all Registration Expenses of such proceeding, in which case the Company shall be deemed to have effected a registration pursuant to Section 3 or 4, as applicable, of this Agreement.  Notwithstanding the foregoing, however, if at the time of the withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request, then the Holders shall not be required to pay any of said Registration Expenses.  In such case, the Company shall be deemed not to have effected a registration pursuant to Sections 3 or 4, as applicable, of this Agreement.  Any underwriting discounts, fees and disbursements of any additional counsel to the Holders, selling commissions and stock transfer taxes applicable to the Registrable Securities registered on behalf of Holders shall be borne by the Holders of the Registrable Securities included in such registration.  The expenses of any legal services or special audit required in connection with any registration, qualification or compliance pursuant to Section 3 or 4 in excess of twenty thousand dollars ($20,000) shall be borne pro rata by the Holders of Registrable Securities proposing to distribute such shares of Registrable Securities in such registration.

(b)           Notwithstanding anything herein to the contrary, at the request of any Holder, the Company shall employ its counsel at the Company’s expense to prepare any and all legal opinions necessary for the prompt removal of restrictive legends from certificates representing Registrable Securities as, when and to the extent such legends may be removed in compliance with the Securities Act and/or Rule 144.

SECTION 6 INDEMNIFICATION

6.1. The Company.  To the extent permitted by law, the Company will, and shall cause Pubco to, indemnify Holders and each person controlling Holders within the meaning of Section 15 of the Securities Act, and each underwriter if any, of the Company’s  or Pubco’s securities, with respect to any registration, qualification or compliance which has been effected pursuant to this Agreement, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company or Pubco of any rule or regulation promulgated under the Securities Act or Exchange Act or state securities law applicable to the Company or Pubco in connection with any such registration, qualification or compliance, and the Company or Pubco will reimburse Holders and each person controlling Holders, and each underwriter, if any, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that neither the Company nor Pubco will be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information expressly furnished to the Company or Pubco by such Holder or controlling person or underwriter seeking indemnification for use in connection with such registration by any such Holder, underwriter or controlling person.

6.2. Holders.  To the extent permitted by law, each Holder shall, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected (the “Indemnifying Holder”), indemnify the Company and Pubco, each of their respective directors and officers and each person who controls the Company and Pubco within the meaning of Section 15 of the Securities Act, and each underwriter, if any, of the Company’s or Pubco’s securities with respect to any registration, qualification or compliance which has been effected pursuant to this Agreement, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact made in reliance upon and in conformity with written information furnished to the Company or Pubco by such Indemnifying Holder contained in any such registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by such Indemnifying Holder of any rule or regulation promulgated under the Securities Act applicable to such Indemnifying Holder in connection with any such registration, qualification or compliance, and the Indemnifying Holder will reimburse the Company or Pubco, such directors and officers and each person controlling Company and each underwriter, if any, for any legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, in reliance upon and in conformity with written information furnished to the Company by such Indemnifying Holder, provided that in no event shall any indemnity under this Section 6.2 exceed the net proceeds of the offering received by such Indemnifying Holder; provided, further, that the indemnity agreement contained in this Section 6.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Indemnifying Holder (which consent shall not be unreasonably withheld); provided further, however, that the indemnity agreement contained in this Section 6.2 with respect to any preliminary prospectus shall not inure to the benefit of any Holder or underwriter, or any person controlling such Holder or underwriter, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Holder or underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

6.3. Defense of Claims.  Each party entitled to indemnification under this Section 6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense; provided, however, that the Indemnifying Party shall pay such expense if representation of the Indemnified Party by counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 6 unless the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action.  No Indemnifying Party, in the defense of any such claim or litigation shall, except with the written consent of each Indemnified Party which consent shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.  No Indemnifying Party shall be required to indemnify any Indemnified Party with respect to any settlement entered into without the Indemnifying Party’s prior written consent.

6.4. Contribution.  If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any losses, claims, damages or liabilities referred to herein, the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other, in connection with the violations that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations.  The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder exceed the net proceeds from the offering received by such Holder.

6.5. Conflict; Survival.  Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.  The obligations of the Company and Holders under Section 6 shall survive the completion of any offering of Registrable Securities in a registration statement.

SECTION 7 RULE 144 REPORTING

With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to, and agrees to cause Pubco to:

(a) Make and keep public information available, as those terms are understood and defined in Rule 144, at all times in accordance with the requirements of the Exchange Act from and after the effective date of the Reverse Merger;

(b) File with the SEC in a timely manner all reports and other documents required of the Company or Pubco under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

(c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request a written statement by the Company or Pubco as to its compliance with the current public information requirements of said Rule 144 and of the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company or Pubco, and such other reports and documents of the Company or Pubco, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any such securities without registration; and

(d) Take such action, including the voluntary registration of its common stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective.

SECTION 8 STANDOFF AGREEMENT

Upon the effectiveness of any registration statement for the underwritten public offering of equity securities of the Company or Pubco, if requested by the Company or Pubco and the managing underwriter, each Holder agrees not to offer to sell or sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company or Pubco held by the Holder at any time during such period (other than those unregistered shares which are sold under Rule 144, if any), directly or indirectly, without the prior written consent of the Company, Pubco or the underwriters for such period of time following the effective date of the registration statement(not to exceed one-hundred eighty (180) days) as may be requested by the Company, Pubco and the managing underwriter, provided that the foregoing obligations shall apply only if all directors and executive officers of the Company and all other stockholders holding securities that, on an as converted or fully exercised basis, equate to greater than five percent (5%) of the issued and outstanding shares of Common Stock (or common stock of Pubco, as the case may be) and all other persons with registration rights (whether or not pursuant to this Agreement), enter into similar agreements.  This Section 8 shall not apply to a registration relating solely to employee benefit plans, or to a registration relating solely to a transaction pursuant to Rule 145 under the Securities Act.  In order to enforce the foregoing, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the share or securities of every other person subject to the foregoing restrictions) until the end of such period.

From and after the date of this Agreement, the Company shall not, without the prior written consent of at least a majority of the outstanding Registrable Securities (the “Required Vote”), grant to future investors any registration rights on parity with or more favorable than the registration rights granted to the Holders hereunder.

SECTION 9  INDEMNIFICATION

The Company shall, and shall cause Pubco to, indemnify and hold harmless each Holder, each of their respective direct and indirect subsidiaries and Affiliates, and each of the respective partners, members, stockholders, equity holders, officers, directors, trustees and other fiduciaries, employees, agents, and representatives of any of the foregoing (collectively, referred to as the  “Indemnitees” and individually as a “Indemnitee”) from and against any and all Indemnifiable Losses resulting from, relating to or arising out of any claim or claims made against such Indemnitee in connection with any threatened, pending or completed action, suit, arbitration, investigation or other proceeding arising out of, or relating to the any Indemnitee’s performance of its obligations or the exercise of any Indemnitee’s rights in accordance with the terms of this Agreement, including actions taken in their capacity as directors or stockholders of the Company or Pubco; provided, however, that the Company and Pubco shall not be obligated to indemnify or hold harmless any Indemnitee under this Section 9 against any Indemnifiable Losses resulting from or arising out of any such action or claim if it has been adjudicated by a final and non-appealable determination of a court or other trier of fact of competent jurisdiction that such Indemnifiable Losses were the result of (a) a breach of such Indemnitee’s fiduciary duty to the Company, (b) any action or omission made by the Indemnitee in bad faith, (c) any criminal action on the part of such Indemnitee or (d) such Indemnitee’s willful misconduct.

The Company or Pubco shall reimburse, promptly following request therefor, all reasonable expenses incurred by an Indemnitee in connection with any threatened, pending or completed action, suit, arbitration, investigation or other proceeding arising out of, or relating to, the Indemnitees’ actions in connection with any transaction undertaken in connection with this Agreement.

SECTION 10 CONFIDENTIALITY OF RECORDS

Each Holder agrees that it will keep confidential and not disclose, divulge or use for any purpose other than to evaluate and monitor its investment in the Company any confidential or proprietary information (“Confidential Information”) which such party obtains from the Company pursuant to financial statements, reports and other information submitted by the Company to such party pursuant to this Agreement or the Purchase Agreement; provided, however, that the Investors may disclose Confidential Information (a) to their respective general partners, limited partners, members, stockholders, equity holders, Affiliates and any of the directors, officers and other representatives of any of the foregoing in accordance with their respective normal reporting practices, and to their respective attorneys, accountants, consultants and other professionals under an obligation of confidentiality and (b) to any prospective purchaser of any securities of the Company so long as such prospective purchaser is obligated not to disclose, divulge or use such Confidential Information to the same extent as the disclosing Investor.  Each Holder shall use the same level of care with the Confidential Information that it uses with its own confidential information.  “Confidential Information” shall not include the following:  (i) information that is now in, or hereafter enters, the public domain through no fault of the Holder; (ii) information that previously was known by the Holder independently of the Company; (iii) information that is independently developed by the Holder without reference to Confidential Information; (iv) information that is disclosed with the written approval of the Company; or (v) information that is received from a third party without a duty of confidentiality.  Notwithstanding the foregoing, no Holder shall be prohibited from disclosing Confidential Information that is required to be disclosed pursuant to any legal process or subpoena from any court, arbitrator, governmental body, official or authority or by applicable law; provided that the disclosing Holder takes reasonable steps to minimize the extent of such disclosure and provides the Company with reasonably prompt notice after becoming required to disclose such Confidential Information to afford the Company an opportunity to intervene and oppose such disclosure.  This provision shall survive any termination of this Agreement.  Notwithstanding anything herein to the contrary, this provision shall expire and become null and void and of no further force or effect upon the filing by Pubco of the so-called “super 8-K” under the Exchange Act following the closing of the Reverse Merger.

SECTION 11 MISCELLANEOUS

11.1               Governing Law.

This Agreement shall be governed by and construed under the laws of the State of New York, notwithstanding the conflicts of laws principles of the State of New York or any other jurisdiction.  No suit, action or proceeding with respect to this Agreement may be brought in any court or before any similar authority other than in a court of competent jurisdiction in the State of New York and the parties hereby submit to the exclusive jurisdiction of such courts for the purpose of such suit, proceeding or judgment.  Each of the parties hereto hereby irrevocably waives any right which it may have had to bring such an action in any other court, domestic or foreign, or before any similar domestic or foreign authority and agrees not to claim or plead the same.  Each of the parties hereto hereby irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement and for any counterclaim therein.

11.2           Survival.

The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby.  All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company or Pubco, or their respective Subsidiaries or the Investors pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company, Pubco or their respective Subsidiaries or the Investors, as applicable, hereunder solely as of the date of such certificate or instrument.

11.3               Successors and Assigns.

Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Common Stock issued or issuable in the Offering from time to time; provided, however, that each such successor and permitted assign the transferee has agreed in writing to be bound by the terms of this Agreement as if such successor and permitted assign were an original Holder by executing the Counterpart.

11.4               Entire Agreement.

This Agreement constitutes the full and entire understanding and agreement between the parties hereto with regard to the subject matter hereof and thereof and no party hereto shall be liable or bound to any other party hereto in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein, with respect to the subject matter hereof.

11.5               Severability.

If any provision of the Agreement is held to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

11.6               Amendment and Waiver.

Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company or Pubco and the Holders of a majority of the Registrable Securities then outstanding and any amendment or waiver so made shall be binding upon each Holder and the Company.  In addition, any provision of this Agreement and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) by any party so waiving in writing, such waiver to be enforceable solely against such party.

112.7               Delays or Omissions.

No delay or omission to exercise any right, power, or remedy accruing to any party hereto, upon any breach, default or noncompliance of any party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring.  Any waiver, permit, consent, or approval of any kind or character on part of any party hereto of any breach, default or noncompliance under the Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement, by law, or otherwise afforded to the parties hereto, shall be cumulative and not alternative.

11.8               Notices.

All notices, requests, demands and other communications given or made in accordance with the provisions of this Agreement shall be addressed (i) if to a Holder, at such Holder’s address, fax number or email address furnished on the signature pages hereof or such Holder’s Counterpart hereto or as otherwise furnished to the Company or Pubco by the Holder in writing, or (ii) if to the Company or Pubco, to the attention of the President at such address, fax number or email address furnished on the signature page below or as otherwise furnished by the Company or Pubco in writing, and shall be made or sent by a personal delivery or overnight courier, by registered, certified or first class mail, postage prepaid, or by facsimile or electronic mail with confirmation of receipt, and shall be deemed to be given on the date of delivery when made by personal delivery or overnight courier, 48 hours after being deposited in the U.S. mail, or upon confirmation of receipt when sent by facsimile or electronic mail.  Any party may, by written notice to the other, alter its address, number or respondent, and such notice shall be considered to have been given three (3) days after the overnight delivery, airmailing, faxing or sending via e-mail thereof.

11.9               Titles and Subtitles.

The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

12.10               Counterparts; Execution by Facsimile Signature.

This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.  This Agreement may be executed by facsimile signature(s) which shall be binding on the party delivering same, to be followed by delivery of originally executed signature pages.

[SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto have executed this 2012 Unit Investor Rights Agreement as of the date set forth in the first paragraph hereof.

COMPANY:

ACTINIUM PHARMACEUTICALS, INC.
By:_____________________________ Name: Jack V. Talley Title: President and Chief Executive Officer Address: Tel: ( ) Fax: ( ) email: jtalley@actiniumpharmaceuticals.com

PLACEMENT AGENT: LAIDLAW & COMPANY (UK) LTD. BY:_____________________________ NAME: TITLE: ADDRESS: TEL: FAX: EMAIL:

[Signature Page to 2012 Unit Investor Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this 2012 Unit Investor Rights Agreement as of the date set forth in the first paragraph hereof.

ACTINIUM HOLDINGS LIMITED

By:_____________________________
Name:
Title:

Address:
Actinium Holdings Limited
c/o Michael Sheffery, Ph.D
OrbiMed Advisors LLC
767 Third Avenue, 30th Floor
New York, NY 10017

with a copy to:

Shalom Leaf, Esq.
Shalom Leaf, PC
600 Madison Avenue, 22nd Floor
New York, NY 10022

LAIDLAW & COMPANY (UK) LTD. BY:_____________________________ NAME: TITLE: ADDRESS: TEL: FAX: EMAIL:

The Investors listed on Exhibit A to the Agreement have executed a Subscription Agreement with the Company which provides, among other things, that by executing the Subscription Agreement each Investor is deemed to have executed the 2012 UNIT INVESTOR RIGHTS AGREEMENT in all respects and is bound to the terms and conditions thereof as set forth in such Subscription Agreement.

[Signature Page to 2012 Common Stock Investor Rights Agreement]

Exhibit A
List of Investors

Exhibit B

Counterpart Signature Page

to

2012 Unit Investor Rights Agreement dated October __, 2012

for

Actinium Pharmaceuticals, Inc.

The undersigned hereby acknowledges receipt of a copy of that certain 2012 Unit Investor Rights Agreement, dated October __, 2012, among Actinium Pharmaceuticals, Inc., a Delaware corporation, Laidlaw & Company (UK) Ltd. and the Investors referred to therein and the undersigned (as hereafter amended from time to time, the “Investor Rights Agreement”), and hereby certifies to the other parties thereto that it has read and fully understands the Investor Rights Agreement, that it has had an opportunity to review and discuss the terms and conditions of the Investor Rights Agreement with its legal counsel and other advisors, and that it agrees to be bound by the terms and conditions of the Investor Agreement as if it were an original signatory thereto.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on this ____ day of ____________, 20__.

INVESTOR:

The Investors listed on Exhibit A to the Agreement have executed a Subsjcription Agreement with the Company which provides, among other things, that by executing the Subscription Agreement each Investor is deemed to have executed the 2012 UNIT INVESTOR RIGHTS AGREEMENT in all respects and is bound to the terms and conditions thereof as set forth in such Subscription Agreement.